SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2008

99¢ ONLY STORES
(Exact Name of Registrant as Specified in Charter)

California	1-11735	95-2411605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 East Union Pacific Avenue	90023
City of Commerce, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (323) 980-8145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As a result of the annual review of the salary of Rob Kautz, Executive Vice President and Chief Financial Officer of 99¢ Only Stores (the “Company”), on September 5, 2008, Mr. Kautz’s salary was increased from $400,000 to $450,000 per year, effective July 9, 2008.  Mr. Kautz's annual salary had not been increased since he joined the Company in late 2005.

Both in recognition of Mr. Kautz's strong job performance during his entire tenure at the Company and for filling the dual roles of Chief Financial Officer and Chief Information Officer during the Company’s search for a Chief Information Officer, the Compensation Committee of the Company’s Board of Directors also approved, in addition to this salary increase,  a one-time cash payment of $67,000 for Mr. Kautz, payable promptly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

99¢ ONLY STORES

Date: September 11, 2008	By:	/s/ Eric Schiffer
Eric Schiffer
Chief Executive Officer